UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GLAUKOS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	33-0945406 (I.R.S. Employer Identification No.)

26051 Merit Circle, Suite 103 Laguna Hills, California 92653 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, Par Value $0.001 Per Share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-204091

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the common stock, par value $0.001 per share, of Glaukos Corporation (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s registration statement on Form S-1 (File No. 333-204091), as initially filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2015, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 22, 2015

GLAUKOS CORPORATION

By:	/s/ Richard L. Harrison
Name: Richard L. Harrison
Title: Chief Financial Officer